Exhibit (b)(8)

July 19, 2017

WINMARK CORPORATION

WIRTH BUSINESS CREDIT, INC.

WINMARK CAPITAL CORPORATION

GROW BIZ GAMES, INC.

c/o Winmark Corporation

605 Highway 169 North, Suite 400

Minneapolis, MN  55441

Re:                             Amendment No. 1 to Note Agreement

Ladies and Gentlemen:

Reference is made to the Note Agreement dated as of May 14, 2015 (the “Note Agreement”), among Winmark Corporation, a Minnesota corporation (the “Company”), Wirth Business Credit, Inc., a Minnesota corporation (“Wirth”), Winmark Capital Corporation, a Minnesota corporation (“Winmark Capital”), Grow Biz Games, Inc., a Minnesota corporation (“Grow Biz”; the Company, Wirth, Winmark Capital, Grow Biz and any other Person who joins the Note Agreement as an Issuer pursuant to paragraph 5J, collectively, the “Issuers”), The Prudential Insurance Company of America (“PICA”), Pruco Life Insurance Company (“Pruco”) and Prudential Retirement Guaranteed Cost Business Trust (“PRG”; PICA, Pruco and PRG, collectively, the “Holders”).  The Holders, together with PAR U Hartford Life Insurance Comfort Trust (“PAR”), are herein collectively referred to as the “Purchasers” and each individually as a “Purchaser.”  PICA and PAR are herein collectively referred to as the “Series B Purchasers” and each individually a “Series B Purchaser”.  Capitalized terms used herein that are not otherwise defined herein shall have the meaning specified in the Note Agreement.

The Issuers have requested that the Holders agree to certain amendments to the Note Agreement as set forth below.  Subject to the terms and conditions hereof, the Holders are willing to agree to such request.  Accordingly, and in accordance with the provisions of paragraph 11C of the Note Agreement, the parties hereto agree as follows:

SECTION 1.                         Amendments to the Note Agreement.  From and after the Effective Date (as defined in Section 5 hereof), the Note Agreement is amended as follows:

1.1                               The cover page is amended to (i) delete the reference to “$25,000,000 5.50% SENIOR SECURED NOTES DUE MAY 14, 2025” and (ii) replace it with the following:

$25,000,000 5.50% SENIOR SECURED NOTES DUE MAY 14, 2025

$12,500,000 5.10% SENIOR SECURED NOTES DUE August 17, 2027

1.2                               Paragraph 1 is amended and restated as follows:

1.                                      AUTHORIZATION OF ISSUE OF NOTES.  The Issuers will authorize (a) the issue of their senior secured promissory notes (the “Series A Notes”) in the aggregate principal amount of $25,000,000, to be dated the date of issue thereof, to mature May 14, 2025, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 5.50% per annum (provided that, during any period when an Event of Default shall be in existence, at the election of the Required Holder(s) the outstanding principal balance of the Notes shall bear interest from and after the date of such Event of Default and until the date such Event of Default ceases to be in existence at the rate per annum from time to time equal to the Default Rate) and on overdue payments at the rate per annum from time to time equal to the Default Rate, and to be substantially in the form of Exhibit A attached hereto and (b) the issue of their senior secured promissory notes (the “Series B Notes”; together with the Series A Notes, the “Notes”) in the aggregate principal amount of $12,500,000, to be dated the First Amendment Effective Date, to mature August 17, 2027, to bear interest on the unpaid balance thereof from the Series B Closing Date until the principal thereof shall have become due and payable at the rate of 5.10% per annum (provided that, during any period when an Event of Default shall be in existence, at the election of the Required Holder(s) the outstanding principal balance of the Notes shall bear interest from and after the date of such Event of Default and until the date such Event of Default ceases to be in existence at the rate per annum from time to time equal to the Default Rate) and on overdue payments at the rate per annum from time to time equal to the Default Rate, and to be substantially in the form of Exhibit A-2 attached hereto.  Each Series B Note shall be in the principal face amount set forth in the Purchaser Schedule and shall evidence Series B Loans (as hereinafter defined) made as contemplated by the First Amendment.  The term “Notes” as used herein shall include each such senior secured promissory note delivered pursuant to any provision of this Agreement and each such senior secured promissory note delivered in substitution or exchange for any other Note pursuant to any such provision.

1.3                               Paragraph 4A(1) is amended and restated as follows:

4A(1)                 Required Prepayments.  (i) Until the Series A Notes shall be paid in full, the Issuers shall apply to the prepayment of the Series A Notes, without premium, the sum of (i) $500,000 on each February 14, May 14, August 14 and November 14 during the period from August 14, 2015 through and including May 14, 2020 and (ii) $750,000 on each February 14, May 14, August 14 and November 14 during the period from August 14, 2020 through and including February 14, 2025 and such principal amounts of the Series A Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates and (ii) until the Series B Notes shall be paid in full, the Issuers shall apply to the prepayment of the Series B Notes, without premium, the sum of $312,500 on each February 17, May 17, August 17 and November 17 during the period from November 17, 2017 through and including May 17, 2027 and such principal amounts of the Series B Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates; provided that upon any prepayment or purchase of the Notes pursuant to paragraph 4F the principal amount of each required prepayment of the Notes of a series becoming due under this paragraph 4A(1) on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes of such series is reduced as a result of such prepayment or purchase.  The remaining outstanding principal amount of the Series A Notes, together with any accrued and unpaid interest thereon, shall become due on May 14, 2025, the maturity date of the Series A Notes.  The remaining outstanding principal amount of the Series B Notes, together with any accrued and unpaid interest thereon, shall become due on August 17, 2027, the maturity date of the Series B Notes.

1.4                               Paragraph 4D is amended and restated as follows:

4D.                             Partial Payments Pro Rata.  In the case of each prepayment of less than the entire outstanding principal amount of all Notes pursuant to paragraph 4A(1), 4A(2) or 4B, the principal amount so prepaid shall be allocated pro rata to all Notes regardless of series at the time outstanding in proportion to the respective outstanding principal amounts thereof.

1.5                               Paragraph 6A(1) is amended and restated as follows:

6A(1).              Tangible Net Worth.  Each Issuer covenants that it will not permit the Tangible Net Worth of the Company and its Subsidiaries to be:

(i)                                     as of September 2, 2017, less than Sixty Million Dollars ($60,000,000); and

(ii)                                  as of the last day of each fiscal month following the fiscal month ended September 2, 2017, less than the sum of the minimum Tangible Net Worth from the immediately preceding fiscal month plus fifty percent (50%) of the consolidated net income of the Company and its Subsidiaries of the fiscal month then ended, if positive.

Notwithstanding the foregoing, the parties acknowledge and agree that the effect of the 2015 Tender Offer and the 2017 Tender Offer shall be excluded in the foregoing covenant calculation.

1.6                               Paragraph 6A(3) is amended and restated as follows:

6A(3).              Maximum Leverage.  Each Issuer covenants that it will not, as of the end of each fiscal month, permit the Leverage Ratio to exceed (x) during the period from the First Amendment Effective Date through fiscal May 2018, 2.50 to 1.00 and (y) fiscal June 2018 and thereafter, 2.25 to 1.00.

1.7                               Paragraph 8B is amended and restated as follows:

8B.                       Financial Statements.  The Company has furnished each Purchaser with the following financial statements, identified by a principal financial officer of the Company:  (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of Fiscal Year 2014, Fiscal Year 2015 and Fiscal Year 2016 and consolidated statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries for each such Fiscal Year, all reported on by Grant Thornton LLP; and (ii) a consolidated balance sheet of the Company and its Subsidiaries as at June 3, 2017 and consolidated statements of income, stockholders’ equity and cash flows for the five-month period ended on such date, prepared by the Company.  Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles.  The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, stockholders’ equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated.  Since June 3, 2017, neither the Company nor any Subsidiary of the Company has paid or declared any dividend on any shares of its capital stock or made any other distribution on account of any shares of its capital stock (other than dividends or distributions payable solely to the Company or a Wholly-Owned Subsidiary of the Company) or redeemed, purchased, retired or otherwise acquired any shares of its capital stock or any warrants, rights or options to acquire, or securities convertible into or exchangeable for, any shares of its capital stock (other than from the Company or a Wholly-Owned Subsidiary of the Company).  There has been no material adverse change in the business, property or assets, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries taken as a whole since December 31, 2016.

1.8                               Paragraph 8I is amended and restated as follows:

8I.                                 Use of Proceeds.  Neither any Issuer nor any of its Subsidiaries owns or has any present intention of acquiring any “margin stock” as defined in Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System (herein called “margin stock”).  The proceeds of sale of the Series A Notes will be used to finance a portion of the 2015 Tender Offer, refinance existing Debt, consummate Acquisitions permitted under paragraph 6F, pay dividends or make repurchases of Capital Securities permitted under paragraph 6E, or for general corporate purposes.  The proceeds of the Series B Loans will be used to finance a portion of the 2017 Tender Offer, refinance existing Debt, pay dividends or make repurchases of Capital Securities permitted under paragraph 6E, or for general corporate purposes.  None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Debt which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute the sale or purchase of any Notes a “purpose credit” within the meaning of such Regulation U.  No Issuer is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock.  Neither any Issuer nor any agent acting on its behalf has taken or will take any action which might cause this Agreement, any of the other Transaction Documents or any Note to violate Regulation T, Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

1.9                               Paragraph 10B is amended as follows:

(i)                                     The following new definitions are added in proper sequence:

“First Amendment” shall mean that certain Amendment No. 1 to this Agreement dated as of July 19, 2017.

“First Amendment Effective Date” shall mean the “Effective Date” as defined in the First Amendment.

“Series A Notes” shall have the meaning given in paragraph 1 hereof.

“Series B Loan” shall have the meaning given therefor in the First Amendment.

“Series B Loan Request” shall have the meaning given therefor in the First Amendment.

“Series B Notes” shall have the meaning given in paragraph 1 hereof.

“2017 Tender Offer” shall mean a tender offer for shares of the Company’s common stock, with the aggregate tender offer price funded with a combination of cash, the proceeds of the Series B Notes and borrowings under the Credit Agreement pursuant to the terms of the offer to purchase for cash dated July 19, 2017 and filed with the Securities and Exchange Commission.

(ii)                               The definition of “Default Rate” is amended and restated as follows:

“Default Rate” shall, with respect to any Note, have the meaning set forth in such Note.

1.10                        The first sentence of paragraph 11D is amended and restated as follows:

The Notes are issuable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to (i) reflect any principal amount not evenly divisible by $100,000 or (ii) enable the registration of transfer by a holder of its entire holding of Notes of the applicable series; provided, however, that no such minimum denomination shall apply to Notes issued upon transfer by any holder of the Notes to Prudential or any of Prudential’s Affiliates or to any other entity or group of Affiliates with respect to which the Notes so issued or transferred shall be managed by a single entity.

1.11                        The heading of Exhibit A is amended by deleting the reference therein to “[FORM OF NOTE]” and replacing it with “[FORM OF SERIES A NOTE]”.

1.12                        The Purchaser Schedule is amended and restated to read as set forth in Annex A hereto.  Concurrently with the effectiveness of this Amendment, each Purchaser listed on the Purchaser Schedule, including without limitation PAR, shall be deemed to be one of the “Purchasers,” as such term is defined in the Note Agreement (as amended hereby).  PAR hereby agrees to be bound by the Note Agreement as if it were one of the original Purchasers thereunder.

1.13                        A new Exhibit A-2 is added to the Note Agreement in the form of Annex B hereto.  Notes issued in such form in connection with the transaction contemplated by this letter are herein referred to collectively as the “Series B Notes.”

SECTION 2.                         Funding of Series B Loans; Rate Lock Delayed Delivery Fee; Rate Lock Cancellation Fee.

2.1                               Subject to and upon the terms and conditions set forth in this letter agreement and the Note Agreement, each Series B Purchaser agrees to make a loan (each a “Series B Loan”) to the Issuers on August 17, 2017 or such other date no later than August 18, 2017 as may be agreed to in writing by each Series B Lender (such date, the “Series B Closing Date”) in an amount equal to the aggregate amount of Series B Loans set forth for such Series B Purchaser on the Purchaser Schedule.  In the event the Issuers do not request that the Series B Loans be made on the Series B Closing Date or the Series B Loans are made on the Series B Closing Date, no Series B Purchaser shall have any further commitment to make any Series B Loan.  No portion of any Series B Loan that is prepaid may thereafter be reborrowed.  The principal amount of the Series B Loans made on the Series B Closing Date shall be in an aggregate amount equal to $12,500,000.

2.2                               The Series B Purchasers shall receive from the Issuers no later than 12:00 noon (New York City time), by facsimile or electronic transmission (receipt confirmed), U.S. mail or overnight delivery service, a completed request, substantially in the form of Exhibit D hereto (a “Series B Loan Request”), at least five days prior to the Series B Closing Date, which Series B Loan Request shall be delivered to the applicable address set forth on the Purchaser Schedule (or to such other place or in such other manner as any Series B Purchaser may by written notice to the Issuers designate from time to time).  Following receipt of the Series B Loan Request providing for the making of Series B Loans and such other documentation as may be required pursuant to Section 6 hereof, in form and substance satisfactory to each Series B Lender, such Series B Lender shall make a Series B Loan in the principal amount specified opposite its name on the Purchaser Schedule by wire transfer for credit to the account or accounts as shall be specified in the applicable Series B Loan Request.

2.3                               The provisions relating to the Rate Lock Delayed Delivery Fee and the Rate Lock Cancellation Fee, in each case, of and as defined in the Letter Agreement dated July 19, 2017 from PGIM, Inc., and accepted and agreed to by the Company shall apply to the Series B Notes and the Series B Loans as if such provisions were set forth herein.

SECTION 3.  Consent to 2017 Tender Offer.  Effective on the Effective Date, the Required Holder(s) hereby consent to the 2017 Tender Offer, provided, that at the time of the payment of the purchase price for the tendered shares no Default or Event of Default then exists or could result therefrom (after taking into account the effect of this letter).  The foregoing consent is limited to the specific provisions referenced above and does not constitute a consent to the non-compliance with any other provision of the Note Agreement or any document relating thereto, nor does such consent indicate any agreement on the part of any Holder to grant any such consent in the future, and the foregoing limited consent shall be limited precisely as written and shall relate solely to the Note Agreement and the documents related thereto in the manner and to the extent described herein, and nothing in this letter agreement shall be deemed to (i) constitute a consent to or waiver of any Defaults or Events of Default existing under the Note Agreement or any document relating thereto (other than in the manner and to the extent described in the foregoing limited consent), or (ii) prejudice any right or remedy that any Holder may now have (after giving effect to the foregoing limited consent) or may have in the future under or in connection with the Note Agreement or any document relating thereto.

SECTION 4.  Representations and Warranties.

4.1                               Each Issuer represents and warrants that (a) the execution and delivery of this letter by each Issuer and the Series B Notes by the Issuers and the making of the Series B Loans to the Issuers have been duly authorized by all necessary corporate action on behalf of the Issuers, this letter and the Series B Notes have been executed and delivered by a duly authorized officer of the Issuers, as applicable, and this letter and the Series B Notes constitute legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (b) each representation and warranty set forth in paragraph 8 of the Note Agreement and the other Transaction Documents to which it is a party is true and correct as of the date of execution and delivery of this letter by the Issuers with the same effect as if made on such date, before and after giving effect to this letter and the issuance of the Series B Notes and the making of the Series B Loans (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date), (c) no Event of Default or Default exists or has occurred and is continuing on the date hereof, before and after giving effect to this letter and the issuance of the Series B Notes and the making of the Series B Loans and (d) neither any Issuer nor any Subsidiary has paid or agreed to pay, and neither any Issuer nor any Subsidiary will pay or agree to pay, any fees or other consideration to any Person in connection with the amendment referenced in Section 5.1(iv) hereof, other than as set forth in Section 13(f) of such amendment and reimbursement of out-of-pocket fees and expenses of their own legal counsel and legal counsel to the Banks and the Bank Agent.

4.2                               Each Series B Purchaser severally represents and warrants that each representation and warranty set forth in paragraph 9 of the Note Agreement is true and correct as of the date of execution and delivery of this letter by the Series B Purchasers with the same effect as if made on such date, before and after giving effect to this letter and the issuance of the Series B Notes.

SECTION 5.  Conditions Precedent.  The amendments in Section 1 and the consent in Section 3 of this letter shall become effective as of the date (the “Effective Date”) that each of the following conditions has been satisfied:

5.1                               Documents.                               Each Purchaser shall have received original counterparts or, if satisfactory to such Purchaser, certified or other copies of all of the following, in form and substance satisfactory to such Purchaser, dated the date hereof unless otherwise indicated, and on the date hereof in full force and effect:

(i)                                     the Series B Note or Series B Notes to be issued to it as contemplated hereby, in each case duly executed by the Issuers;

(ii)                                  counterparts of this letter executed by the Issuers and the Purchasers;

(iii)                               counterparts of an amendment to the Intercreditor Agreement, duly executed by the Purchasers, the Bank Agent and the Issuers;

(iv)                              a copy of an amendment to the Credit Agreement, duly executed by the Issuers, the Bank Agent and the Banks, and the conditions precedent to the effectiveness of such amendment shall have been satisfied and such amendment shall be in full force and effect;

(v)                                 a Secretary’s Certificate signed by the Secretary or an Assistant Secretary and one other officer of each Issuer certifying, among other things, (a) as to the names, titles and true signatures of the officers of such Issuer, as the case may be, authorized to sign the Transaction Documents to which such Issuer, as the case may be, is a party, (b) that attached thereto is a true, accurate and complete copy of the certificate of incorporation or other formation document of such Issuer, as the case may be, certified by the Secretary of State of the state of organization of such Issuer, as the case may be, as of a recent date (or certifying that such certificate of incorporation or other formation document remains unchanged from the relevant document certified on the date of the closing), (c) that attached thereto is a true, accurate and complete copy of the by-laws, operating agreement or other organizational document of such Issuer, as the case may be, which were duly adopted and are in effect as of the Effective Date and have been in effect immediately prior to and at all times since the adoption of the resolutions referred to in clause (d), below (or certifying that such by-laws, operating agreement or other organization document remains unchanged from the relevant document certified on the date of the closing), (d) that attached thereto is a true, accurate and complete copy of the resolutions of the board of directors or other managing body of such Issuer, as the case may be, duly adopted at a meeting or by unanimous written consent of such board of directors or other managing body, authorizing the execution, delivery and performance of the Transaction Documents to which such Issuer, as the case may be, is a party, and that such resolutions have not been amended, modified, revoked or rescinded, are in full force and effect and are the only resolutions of the shareholders, partners or members of such Issuer, as the case may be, or of such board of directors or other managing body or any committee thereof relating to the subject matter thereof, and (e) that no dissolution or liquidation proceedings as to such Issuer have been commenced or are contemplated;

(vi)                              a certificate of corporate or other type of entity and tax good standing for each Issuer and each of its Subsidiaries from the Secretary of State or other appropriate governmental official of the jurisdiction of organization of such Issuer or such Subsidiary and of each jurisdiction in which such Issuer or such Subsidiary is required to be qualified to transact business as a foreign organization, in each case dated as of a recent date;

(vii)                           an Officer’s Certificate certifying that, after giving effect to the amendments contemplated hereby, the amendment to the Credit Agreement referenced in Section 5.1(iv) above and the issuance of the Series B Notes certifying as to the matters set forth in Section 4.1 hereof; and

(viii)                        a favorable opinion of Lindquist & Vennum, LLP, special counsel for the Issuers, in the form attached as Annex I hereto and each Issuer, by its execution hereof, hereby requests and authorizes such special counsel to render such opinion and to allow the Purchasers to rely on such opinion, and understands and agrees that the Purchasers receiving such an opinion will be relying, and are hereby authorized to rely, on such opinion.

5.2                               Fees and Expenses.  The Issuers shall have paid the reasonable fees, charges and disbursements of Schiff Hardin LLP, special counsel to the Purchasers, incurred in connection with this letter agreement.

5.3                               Proceedings.  All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this letter and all documents incident thereto shall be satisfactory to such Purchaser and its counsel, and such Purchaser shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

SECTION 6.  Conditions Precedent.  Each Series B Purchaser’s obligation to make a Series B Loan (if any) shall be subject to the satisfaction of the following conditions (the date on which such conditions have been satisfied herein referred to as the “Series B Closing Date”):

6.1                               Documents.  Each Series B Purchaser shall have received a duly executed Series B Loan Request as and when required by Section 2.2.

6.2                               Representations and Warranties; No Default.  The representations and warranties contained in Section 4.1 of this letter agreement shall be true on and as of the date of the Series B Loan, both before and immediately after giving effect to the making of such Series B Loans; there shall exist on the date of such Series B Loan no Default or Event of Default, both before and immediately after giving effect to the making of such Series B Loan; and the Issuers shall have delivered an Officer’s Certificate to the Series B Purchasers to each such effect.

6.3                               Material Adverse Change.  No material adverse change in the business, condition (financial or otherwise), property, assets, operations or prospects of the Issuers and their Subsidiaries, taken as a whole, since December 31, 2016 shall have occurred or be threatened, as determined by such Series B Purchaser in its sole judgment.

6.4                               Purchase Permitted By Applicable Laws; Approvals.  The purchase of and payment for the Series B Notes to be purchased by such Series B Purchaser on the Series B Closing Date on the terms and conditions herein provided (including the use of the proceeds of such Series B Notes by the Issuers) shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Series B Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Series B Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.  All necessary authorizations, consents, approvals, exceptions or other actions by or notices to or filings with any court or administrative or governmental body or other Person required in connection with the execution, delivery and performance of the Note Agreement, the Series B Notes and the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby shall have been issued or made, shall be final and in full force and effect and shall be in form and substance satisfactory to such Series B Purchaser.

6.5                               Fees and Expenses.  The Issuers shall have paid the reasonable fees, charges and disbursements of Schiff Hardin LLP, special counsel to the Purchasers, incurred in connection with the Series B Loans.

SECTION 7.                         Reference to and Effect on Note Agreement; Ratification of Transaction Documents.  Upon the effectiveness of the amendments in Section 1 and Section 2 and the consent in Section 3 of this letter, each reference to the Note Agreement in any other document, instrument or agreement shall mean and be a reference to the Note Agreement as modified by this letter.  Except as specifically set forth in Section 1, Section 2 and Section 3, the Note Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.  Except as expressly amended hereby, each of the Note Agreement and the other Transaction Documents are hereby ratified and confirmed in all respects and shall continue in full force and effect. Except as specifically stated in this letter, the execution, delivery and effectiveness of this letter shall not (a) amend the Note Agreement or any Note, (b) operate as a waiver of any right, power or remedy of any holder of the Notes, or (c) constitute a waiver of, or consent to any departure from, any provision of the Note Agreement or any Note at any time.  The execution, delivery and effectiveness of this letter shall not be construed as a course of dealing or other implication that any holder of the Notes has agreed to or is prepared to grant any consents or agree to any waiver to the Note Agreement in the future, whether or not under similar circumstances.

SECTION 8.                         Release.  Each of the Issuers hereby absolutely and unconditionally releases and forever discharges each Purchaser, and any and all participants, parent corporations,

subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, counterclaims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Issuers has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this letter, whether such claims, counterclaims, demands or causes of action are matured or unmatured or known or unknown.

SECTION 9.                         Expenses.  Each Issuer hereby confirms its obligations under the Note Agreement, whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by any holder of the Notes, all reasonable out-of-pocket costs and expenses, including attorneys’ fees and expenses, incurred by any holder of the Notes in connection with this letter agreement or the transactions contemplated hereby, in enforcing any rights under this letter agreement, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this letter agreement or the transactions contemplated hereby.  The obligations of the Issuers under this Section 9 shall survive transfer by any holder of any Note and payment of any Note.

SECTION 10.                  Governing Law.  THIS LETTER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AGREEMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).

SECTION 11.  Counterparts; Section Titles.  This letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this letter by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this letter. The section titles contained in this letter are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

(Signature Page Follows)

Very truly yours,

THE PRUDENTIAL INSURANCE COMPANY OF
AMERICA

By:	/s/ Peter Pricco
Vice President

PRUCO LIFE INSURANCE COMPANY

By:	/s/ Peter Pricco
Assistant Vice President

PRUDENTIAL RETIREMENT GUARANTEED COST
BUSINESS TRUST

By:	PGIM, Inc., as investment manager

By:	/s/ Peter Pricco
Vice President

PAR U HARTFORD LIFE INSURANCE
COMFORT TRUST

By:	Prudential Arizona Reinsurance
Universal Company, as Grantor

By:	PGIM, Inc., as Investment Manager

By:	/s/ Peter Pricco
Vice President

Amendment No. 1 to Note Agreement

The foregoing letter is hereby accepted as of the date first above written.

WINMARK CORPORATION

By:	/s/ Brett D. Heffes
Name:	Brett D. Heffes
Title:	Chief Executive Officer

WIRTH BUSINESS CREDIT, INC.

By:	/s/ Brett D. Heffes
Name:	Brett D. Heffes
Title:	Treasurer

WINMARK CAPITAL CORPORATION

By:	/s/ Brett D. Heffes
Name:	Brett D. Heffes
Title:	Chief Financial Officer and Treasurer

GROW BIZ GAMES, INC.

By:	/s/ Brett D. Heffes
Name:	Brett D. Heffes
Title:	Treasurer

Amendment No. 1 to Note Agreement

Annex A

PURCHASER SCHEDULE

Winmark Corporation

5.50% Series A Senior Secured Notes due May 14 2025

	Aggregate Original Principal Amount of Series A Notes Purchased	Series A Note Denominations

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	$20,450,000.00	$7,950,000.00
		$12,500,000.00

PRUCO LIFE INSURANCE COMPANY	$3,500,000.00	$3,500,000.00

PRUDENTIAL RETIREMENT GUARANTEED COST BUSINESS TRUST	$1,050,000.00	$1,050,000.00

PURCHASER SCHEDULE

Winmark Corporation

5.10% Series B Senior Secured Notes due August 17, 2027

	Aggregate Principal Amount of Series B Notes to be Purchased	Series B Note Denomination

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	$6,250,000.00	$6,250,000.00

PAR U HARTFORD LIFE INSURANCE COMFORT TRUST	$6,250,000.00	$6,250,000.00

EXHIBIT A-2

[FORM OF SERIES B NOTE]

WINMARK CORPORATION
WIRTH BUSINESS CREDIT, INC.
WINMARK CAPITAL CORPORATION
GROW BIZ GAMES, INC.

5.10% SENIOR SECURED NOTE DUE AUGUST 17, 2027

No. B-	[Date]
$	PPN: 97424* AB0

FOR VALUE RECEIVED, the undersigned, WINMARK CORPORATION, a corporation organized and existing under the laws of the State of Minnesota (herein called the “Company”), Wirth Business Credit, Inc., a corporation organized and existing under the laws of the State of Minnesota (herein called “Wirth”), Winmark Capital Corporation, a corporation organized and existing under the laws of the State of Minnesota (herein called “Winmark Capital”), and Grow Biz Games, Inc., a corporation organized and existing under the laws of the State of Minnesota (“Grow Biz”; the Company, Wirth, Winmark Capital and Grow Biz being collectively called the “Issuers”), hereby jointly and severally promise to pay to                                                                       , or registered assigns, the principal sum of                                DOLLARS on August 17, 2027, with interest (computed on the basis of a 360-day year—30-day month) (a) on the unpaid balance thereof at the rate of 5.10% per annum from the date hereof, payable quarterly on the 17th day of February, May, August and November in each year, commencing with the February 17th, May 17th, August 17th or November 17th next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) (i) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield-Maintenance Amount, any overdue payment of interest (to the extent permitted by applicable law), and (ii) during any period when an Event of Default shall be in existence, at the election of the Required Holder(s), on the entire principal amount hereof, at a rate per annum from time to time equal to the Default Rate, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand).  The “Default Rate” shall mean a rate per annum from time to time equal to the lesser of (i) the maximum rate permitted by applicable law, and (ii) the greater of (a) 7.10% or (b) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, National Association, from time to time in New York City as its Prime Rate.

Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of JPMorgan Chase Bank in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

This Note is one of a series of Senior Secured Notes (herein called the “Notes”) issued pursuant to a Note Agreement, dated as of May 14, 2015 (herein called the “Agreement”), among the Issuers and the original purchasers of the Notes named in the Purchaser Schedule attached thereto and is entitled to the benefits thereof.

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuers may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuers shall not be affected by any notice to the contrary.

The Issuers jointly and severally agree to make required prepayments of principal on the dates and in the amounts specified in the Agreement.  This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement, but not otherwise.

This Note is secured by, and entitled to the benefits of, the Collateral Documents.  Reference is made to the Collateral Documents for a statement concerning the terms and conditions governing the collateral security for the obligations of the Issuers hereunder.

Each Issuer and any and all endorsers, guarantors and sureties severally waive demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration (except to the extent required in the Agreement), protest and diligence in collecting in connection with this Note, whether now or hereafter required by applicable law.

In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

Capitalized terms used herein which are defined in the Agreement and not otherwise defined herein shall have the meanings as defined in the Agreement.

2

THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF ILLINOIS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF SUCH STATE (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS NOTE TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH THE LAWS OF ANY OTHER JURISDICTION).

WINMARK CORPORATION

By:
Name:
Title:

WIRTH BUSINESS CREDIT, INC.

By:
Name:
Title:

WINMARK CAPITAL CORPORATION

By:
Name:
Title:

GROW BIZ GAMES, INC.

By:
Name:
Title:

3

EXHIBIT D

[FORM OF SERIES B LOAN REQUEST]

WINMARK CORPORATION

WIRTH BUSINESS CREDIT, INC.

WINMARK CAPITAL CORPORATION

GROW BIZ GAMES, INC.

SERIES B LOAN REQUEST

To:                             The Prudential Insurance Company of America
PAR U Hartford Life Insurance Comfort
c/o Prudential Capital Group
60 S. 6th Street, Suite 3700
Minneapolis, Minnesota 55402-4422
Attention:  Managing Director

Reference is made to the Note Agreement dated as of May 14, 2015 (as amended by Amendment No. 1 thereto dated July 19, 2017 (the “First Amendment”), the “Note Agreement”), among Winmark Corporation, a Minnesota corporation (the “Company”), Wirth Business Credit, Inc., a Minnesota corporation (“Wirth”), Winmark Capital Corporation, a Minnesota corporation (“Winmark Capital”), Grow Biz Games, Inc., a Minnesota corporation (“Grow Biz”; the Company, Wirth, Winmark Capital, Grow Biz and any other Person who joins the Note Agreement as an Issuer pursuant to paragraph 5J, collectively, the “Issuers”), and the purchasers party thereto.  Pursuant to paragraph 2C(2) of the Agreement, the undersigned hereby certify as follows:

Pursuant to Section 2 of the First Amendment, the Issuers hereby make the following request for the making of Series B Loans:

1.                                      The Issuers request to borrow $12,500,000 in aggregate principal amount of Series B Loans on August 17, 2017.

2.                                      The proceeds of the requested Series B Loans are to be transferred as follows:

Name, Address
and ABA Routing	Number of	Name and Telephone No.
Number of Bank	Account	of Bank Office

[To be completed by the Issuers]

3.                                      The Issuers hereby further certify that (a) all conditions precedent to the making of the Series B Loans requested hereby set forth in Section 2 of the First Amendment have been, or immediately prior to the making of such Series B Loans will be, satisfied, (b) the representations and warranties contained in Section 4.1 of the First Amendment are true and correct on and as of the date of this Series B Loan Request (except to the extent that any expressly relate to an earlier date) and will be true on and as of the date of the funding of the Series B Loans requested herein, (c) no event has occurred and is continuing, or would result from the requested Series B Loans or the application of the proceeds therefrom, which constitutes a Default or Event of Default, and (d) after giving effect to the funding of the Series B Loans requested herein, the Issuers shall have no right to request, and no Series B Purchaser shall have any obligation to make, any additional Series B Loans or other extensions of credit.

Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Agreement.

2

Date:

WINMARK CORPORATION

By:
Name:
Title:

WIRTH BUSINESS CREDIT, INC.

By:
Name:
Title:

WINMARK CAPITAL CORPORATION

By:
Name:
Title:

GROW BIZ GAMES, INC.

By:
Name:
Title:

3